                                                                    Exhibit 99.1


                   CONSULTING AND MARKETING LICENSE AGREEMENT


         THIS CONSULTING AND MARKETING LICENSE AGREEMENT (the "Agreement") made as of August 1, 1997 by and between Mark Neuhaus (the "Consultant") and PlayNet Technologies, Inc. (the "Company").


                                   WITNESSETH:


         WHEREAS, the Company intends to develop a market for the Company's internet gaming business operations and other products and services offered by the Company for potential customers who are racing car enthusiasts by utilizing the Company's trademarks and logos for advertising purposes on Consultant's racing cars;

         WHEREAS, Consultant is a professional race car driver with name recognition in the racing car industry;

         WHEREAS, the Company desires to utilize the services of Consultant to promote and develop a market for the Company's business operations;

         WHEREAS, the Company desires to grant Consultant a non-exclusive, non-assignable and non-transferable license for the limited use of certain trademarks and logos of the Company;

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is agreed as follows:

         1. The Company hereby retains Consultant to promote and develop a market for the Company's internet gaming business operations and other services offered by the Company. Consultant agrees to use his best efforts during the term of this Agreement to market and promote the Company's internet gaming business operations and other services offered by the Company.

         2. This Agreement shall become effective as of the date first set forth above, and shall continue for a period of one (1) year. Notwithstanding the foregoing, the Company and/or Consultant shall be entitled to terminate this Agreement for cause upon 30 days' written notice, which written notice shall be effective upon mailing by first class mail accompanied by facsimile transmission to Consultant at the address and telecopier number last provided by Consultant to the Company. Cause shall be determined solely as to the following: violation of any rule or regulation of any regulatory agency; and other neglect, act or omission detrimental to the conduct of Company's and/or Consultant's business; material breach of this Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company; dishonesty related to independent contractor status.

         3. (a) Subject to the terms of this Agreement, the Company hereby grants to Consultant, and Consultant hereby accepts, the non-exclusive, non-assignable and non-transferable license to utilize the tradename, trademark or logo "PlayNet(R)" (with the tri-screen graphics or any other tradename, trademark or logo of the Company, as may be agreed upon by the parties (the "Licensed Trademarks"), on Consultant's racing cars which shall be owned and/or operated by Consultant or Consultant's racing team in professional racing car competitions.

            (b) During the term of this Agreement, Consultant shall not negotiate or enter into any license, assignment or sublicense agreement of subcontract or similar agreement with any third parties in respect of the Licensed Trademarks, or any right or interest granted by the Company to Consultant pursuant to this Agreement, and Consultant shall further refrain from directly or indirectly, on his own behalf, licensing, sublicensing or subcontracting the Licensed Trademarks, or other right or interest granted by the Company to Consultant to such third parties without the Company's prior written consent.

            (c) No license or right is granted by this Agreement to Consultant, either expressly or by implication, under any licenses or rights owned or controlled by the Company, except as expressly set forth in this Agreement.

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            (d) This license shall expire simultaneously with the term of this
Agreement, and further, shall be revocable at will by the Company upon written notice to Consultant, and Consultant shall immediately refrain from the use of any rights granted by the Company to Consultant with respect to this license upon receipt of such written notice. (e) Consultant agrees to portray one of the Company's Licensed Trademarks on Consultant's racing cars during the term of this Agreement on a visible portion of such racing cars in the form of a decal or other customary manner of portrayal (the "Portrayed Trademarks") for other similar licensed trademarks on racing cars. The form of Portrayed Trademark shall be selected by the Company, subject to Consultant's right of approval, which shall not be unreasonably withheld. The Portrayed Trademark shall not be less than 18 by 12 inches in width and height, respectively.

         4. As compensation for Consultant's promotion and marketing services and as a sponsorship fee of Consultant's racing cars, the Company shall issue to Consultant upon the execution of this Agreement, pursuant to the terms of a Non-Qualified Stock Option Agreement, a copy of which is attached as Exhibit "A" hereto, a non-qualified stock option to purchase up to 2,000,000 shares of Common Stock, which shall vest immediately upon execution of this Agreement, at an exercise price of $0.50 per share, for services to be performed by Consultant for the benefit of the Company. The Company further agrees to register the 2,000,000 shares in connection with a registration statement on Form S-8 with respect to the shares of Common Stock underlying the non-qualified stock options referenced in this Section 3, pursuant to the terms of the Non-Qualified Stock Option Agreement, in the form attached as Exhibit "A" hereto.

         5. Consultant covenants that all information concerning the Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by Consultant except for the direct benefit of the Company nor disclosed by Consultant to any third party without the prior written approval of the Company, unless such confidential information becomes public knowledge.

         6. Consultant and the Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of, or a joint venturer with the Company. In addition, Consultant shall take no action which binds, or purports to bind, the Company.

         7. This Agreement contains the entire agreement between the parties, and may not be changed except by agreement in writing signed by the party against whom enforcement of any waiver, change, discharge or modification is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights. The parties hereto agree to execute such other documents and agreements as is necessary to effectuate the terms of this Agreement.

         8. This Agreement shall be construed under the laws of the State of Delaware. The parties hereto agree to the jurisdiction of the courts of the state of California.

         9. This Agreement shall be binding upon the parties, their successors and assigns; provided, however, that Consultant shall not permit any other person or entity to assume these obligations hereunder without the prior written approval of the Company which approval shall not be unreasonably withheld and notice of the Company's position shall be given within ten (10) days after approval has been requested.

         10. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.

         11. The Company shall indemnify Consultant for all loss or damage sustained (including attorneys fees) by Consultant arising from Consultant performing services hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed or caused these present to be executed as of the day and year first above written.


Mark Neuhaus                            PLAYNET TECHNOLOGIES, INC.
"Consultant"                            ("Company")


    /s/ Mark Neuhaus                    By:     /s/ Shmuel Cohen
--------------------------                  ----------------------------------
Mark Neuhaus                                     Shmuel Cohen
                                                 Chief Executive Officer


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
                                   EXHIBIT "A"

                           PLAYNET TECHNOLOGIES, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS AGREEMENT is made as of August 1, 1997 by and between PlayNet Technologies, Inc., a Delaware corporation (the "Company"), and Mark Neuhaus ("Optionee").

                                  R E C I T A L

         The Board of Directors of the Company (the "Board of Directors") has authorized the granting to Optionee, for services to be rendered by Optionee as a consultant to the Company, pursuant to the terms of a Consulting and Marketing License Agreement ("Consulting Agreement") between the Company and Optionee, of a non-qualified stock option to purchase the number of shares of Common Stock of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.


                                A G R E E M E N T


         NOW, THEREFORE, in consideration of the premises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

         1. Number of Shares; Option Price. Pursuant to said action of the Board of Directors, the Company hereby grants to Optionee, in consideration of consulting services to be performed for the benefit of the Company, the option ("Option") to purchase up to 2,000,000 shares ("Option Shares") of Common Stock of the Company, at the exercise price of $0.50 per share.

         2. Term. This Option shall expire on August 31, 1997.

         3. Shares Subject to Exercise. All 2,000,000 Options shall be immediately exercisable and shall thereafter remain subject to exercise for the term specified in Paragraph 2 hereof.

         4. Method and Time of Exercise. The Option may be exercised by written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with a check made payable to the Company in the amount of the purchase price of such shares plus the amount of applicable federal, state and local withholding taxes, and the written statement provided for in Paragraph 10 hereof, if required by such Paragraph 10. Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time. Only whole shares may be purchased.

         5. Tax Withholding. As a condition to exercise of this Option, the Company may require the Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Company and upon the request of the Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock otherwise issuable to the Optionee upon the exercise of this Option.

         6. Exercise on Termination of Employment. This Option shall not terminate as a result of the termination of Optionee's services as a consultant to the Company.

         7. Transferability. This Option may not be assigned and/or transferred except, by will or by the laws of descent and distribution, and with consent of the Company. If Optionee assigns this Option, written notice, including the name, address and taxpayer ID number of the assignee, shall be provided to the Company.

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
         8. Optionee Not a Shareholder. Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by the Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of the Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

         9. Restrictions on Sale of Shares. Optionee represents and agrees that, upon Optionee's exercise of the Option in whole or part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the shares issued to him, he will acquire the shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof Optionee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state or federal securities law. Any person or persons entitled to exercise this Option under the provisions of Paragraph 4 hereof shall, upon each exercise of the Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

         10. Registration. On or before thirty days after the date of this Agreement, the Company shall, at the Company's expense, use its best efforts to file with the Securities and Exchange Commission ("SEC"), a registration statement ("Registration Statement") on Form S-8 or other comparable form, in such form as to comply with applicable federal and state laws for the purpose of registering or qualifying the Option Shares for resale by Optionee, and prepare and file with the appropriate state securities regulatory authorities the documents reasonably necessary to register or qualify such securities, subject to the ability of the Company to register or qualify such securities under applicable state laws.

         11. Notices. All notices to the Company shall be addressed to the Company at the principal office of the Company at One Maritime Plaza, San Francisco, California 94111, Telecopier No. (415) 676-5791, and all notices to Optionee shall be addressed to Optionee at the address and telecopier number of Optionee on file with the Company, or to such other address and telecopier number as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service and followed by telecopier to the addressee. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Company (as the case may be).

         12. Adjustments. If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 2 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Board of Directors; provided, however, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

         13. Cessation of Corporate Existence. Notwithstanding any other provision of this Option, upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than 50% of the then outstanding stock of the Company to another corporation or other entity, the Option granted hereunder shall terminate; provided, however, that:
(i) each Option for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall, within five days before the effective date of such dissolution or liquidation, merger or consolidation or sale of assets in which the Company is not the surviving corporation or sale of stock, become fully exercisable; or
(ii) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated to, tender to any Optionee, an option to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of this Option.

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
         14. Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

         15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, however, the parties agree to the jurisdiction of the courts of the State of California.

         16. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

         17. Company represents that its Common Stock is qualified for trading on the Nasdaq Bulletin Board and qualified for trading with the California Department of Corporations.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                           PLAYNET TECHNOLOGIES, INC.
                           ("Company")


                           By:       /s/ Shmuel Cohen
                               ----------------------------------------
                                  Shmuel Cohen
                                  Chief Executive Officer

Optionee's Social
Security Number
                                  ("Optionee")

###-##-####
                                     /s/ Mark Neuhaus
                               ----------------------------------------
                                  Mark Neuhaus

                                  Address:
                                  9507 Heather Road
                                  Beverly Hills, California 90210
                                  Telecopier No. (310) 271-2899


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